Exhibit 10.8
PROMISSORY NOTE
September 28, 2006

$13,440,000	Houston, Texas
     FOR VALUE RECEIVED, the undersigned, AMREIT LANTERN LANE, LP, a Texas limited partnership (“Maker”), having an address of c/o AmREIT Realty Investment Corporation, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 (Attention: Tenel H. Tayar), promises to pay to DIFFERENTIAL DEVELOPMENT — 1994, LTD., a Texas limited partnership (“Payee”), having an address of c/o Differential Management, Inc., 2001 Kirby Drive, Suite 1210, Houston, Texas 77019 (Attention: Bart Rainey), the principal sum of THIRTEEN MILLION FOUR HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($13,440,000) (the “Principal Indebtedness”), plus interest as computed below.
     Interest shall accrue from the date of this Promissory Note until maturity at the rate of Six and No/100 percent (6.00%) per annum, with accrued interest only due monthly on the first day of each month, as herein provided and the principal and all accrued but unpaid interest shall be due and payable in full on September 30, 2011 (the “Maturity Date”). Monthly payments due hereunder shall be due on the first business day of each month, with a five-day grace period (and notice of monetary default up to one time per year), commencing on November 1, 2006, and continuing until the Maturity Date, at which time all unpaid principal and accrued and unpaid interest shall be due and payable.
     This Promissory Note is secured by (i) vendor’s lien retained by Payee in Special Warranty Deed with Vendor’s Lien of even date herewith from Payee, as grantor therein and Maker as grantee therein conveying certain unimproved real property located in Harris County, Texas as more particularly described in said deed and (ii) a mortgage covering such real property (the “Property”), as evidenced by that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing affecting such real property of even date herewith (the “Deed of Trust”).
     Maker shall have the right, from time to time and at any time, to prepay all or any part of the Principal Indebtedness and accrued interest at any time or times prior to the Maturity Date without payment of any premium or penalty. Payments shall be applied first to accrued interest and then to principal.
     The entire remaining balance of this Promissory Note, including principal and interest, shall become due and payable immediately at the option of Payee in the event of any default in any payment of principal or interest when due or in the event of any default or failure to comply in all material respects with the terms and conditions contained in the Deed of Trust; provided, however, that Payee shall not accelerate the maturity of this Promissory Note until Payee has provided Maker with written notice of any such default and the opportunity for ten (10) days to cure any monetary default after notice of default is delivered or deemed delivered pursuant to the following paragraph hereof. Maker promises to pay all costs and expenses that Payee may incur to collect this Promissory Note or enforce the security for this Promissory Note after any breach or default, whether or not a lawsuit is commenced, including reasonable attorneys’ fees which may be incurred by Payee, provided that such obligation to pay costs and expenses shall also be a non-recourse obligation of Maker. Maker waives demand, presentment for payment, notice of acceleration of maturity, protest and notice of protest.
     All notices and other communications by either Maker or Payee with respect to this Promissory Note are to be in writing and (i) sent via any nationally recognized commercial overnight carrier with provisions for receipt or via personal delivery, (ii) personally delivered or (iii) sent by facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s facsimile machine (with a copy thereof sent in accordance with clause (i) on the same Business Day). All notices shall be addressed to the parties at their respective addresses set forth in the first paragraph of this Promissory Note or as they have theretofore specified by written notice delivered in accordance herewith. Delivery will be deemed complete upon (i) one Business Day following deposit with a nationally recognized commercial overnight carrier with respect to notices transmitted in that manner, or (ii) the date of receipt (for personal delivery) or transmission (with respect to facsimile delivery) if so delivered or transmitted before 5:30 p.m. (local time of the recipient) on a Business Day, or on the next Business Day, if so delivered or transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if delivered or transmitted on a day other than a Business Day. In all events, notice shall be deemed complete upon actual receipt or refusal to accept delivery. “Business Day” shall mean any day other than (i) Saturday, (ii) Sunday, or (iii) any other day on which banks are authorized or required to close in Houston, Texas.
     MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT MAKER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE OR THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS PROMISSORY NOTE; OR ANY ACTS OR OMISSION OF PAYEE, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.
     Concurrently with the execution and delivery of this Promissory Note, Maker and Payee have entered into an Environmental Transition Agreement which contains mutually agreed terms for addressing certain environmental conditions respecting the Property. Under certain circumstances and conditions expressly described in the Environmental Transition Agreement, Maker shall be entitled to an offset against the Principal Indebtedness if such conditions for an offset occur prior to the payment of the Principal Indebtedness. The offset right provided in the Environmental Transition Agreement shall apply only in the circumstances expressly provided therein and shall apply, if at all, only to unpaid Principal Indebtedness.
          The liability of Maker or any of its partners for failure to perform Maker’s obligations hereunder or under the Deed of Trust is expressly limited to the security for payment of this Promissory Note, the same being the Mortgaged Property as defined in the Deed of Trust, and Payee agrees not to seek any damages or money judgment against Maker for any default on the part of Maker under this Promissory Note or the Deed of Trust. Notwithstanding anything to the contrary contained in this Promissory Note or in the Deed of Trust, and notwithstanding any delay on the part of Payee in exercising any right, power or remedy in connection with any default under this Promissory Note or the Deed of Trust, Payee shall have full recourse against Maker (but not any of its partners), and Maker (but not any of its partners) shall be personally liable for and shall promptly account (by delivery of funds) to Payee for:
          (a) all condemnation awards and proceeds and insurance proceeds (to the extent same have not theretofore been applied toward payment of the sums due under this Promissory Note or used for repair of the Mortgaged Property and, with respect to such insurance proceeds which represent proceeds paid under any rent insurance, business interruption insurance or other similar types of insurance, to the additional extent such rent, business interruption or other similar insurance proceeds have not theretofore been applied toward the payment of taxes and insurance premiums);
          (b) all amounts necessary to repair any damage to the Mortgaged Property, excluding normal wear and tear, caused by acts or omissions of Maker, its agents, employees, or contractors;
          (c) failure to pay, in accordance with the Deed of Trust, taxes, assessments, or other charges arising after the date hereof which can create liens on any portion of the Mortgaged Property and are payable hereunder or under the Deed of Trust (to the full extent of any such taxes, assessments or other charges);
          (d) failure to pay charges for labor or materials or other charges which can create liens on any portion of the Mortgaged Property (to the full extent of the amount rightfully claimed by any such claimant);
          (e) prepaid rent (rent paid more than one month in advance) and rental or other income derived from the Mortgaged Property (including but not limited to condemnation awards and insurance proceeds) from and after the occurrence of Maker’s receipt of written notice of a default under this Promissory Note or the Deed of Trust (whether any of such condemnation awards, insurance proceeds, income or other funds derived from the Mortgaged Property are held or received by Maker);
          (f) any loss incurred by Payee as a result of Maker’s forfeiture of the Mortgaged Property resulting from criminal activity by any person whether or not such criminal activity is conducted on or in any manner related to the Mortgaged Property;
          (g) all sums due Payee following exercise by Payee of its right to perform Maker’s obligations under the Deed of Trust, excluding payments of principal and interest due pursuant to the terms of this Promissory Note, to preserve, protect or defend the Mortgaged Property as collateral for this Promissory Note after notice and opportunity to cure as provided in the Deed of Trust;

          (h) all rents and other sums collected by Maker during the existence of any default that are not applied to expenses of operating the Mortgaged Property or to sums due to Payee on the Promissory Note; and
          (i) any loss incurred by Payee as a result of Maker’s fraud.
          Nothing herein contained shall be construed to prevent Payee from exercising and enforcing any other remedy allowed at law or in equity or by any statute or by the terms of this Promissory Note or the Deed of Trust nor shall anything herein contained be deemed to be a release or impairment of the Deed of Trust or the indebtedness evidenced by this Promissory Note or secured thereby.
          This Promissory Note has been executed and delivered in Texas and shall be governed by and construed in accordance with the laws of the State of Texas. This Promissory Note is executed and is payable in Harris County, Texas, and Maker expressly consents to the jurisdiction and venue of the state and federal courts in such county.

AMREIT LANTERN LANE, LP,
a Texas limited partnership

By:	AmREIT Lantern Lane GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Chad C. Braun

	Name:	Chad C. Braun
	Title:	Vice President

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